UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2009
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 15, 2009, as described below, Gary N. Jacobs resigned, effective the same day, as a director of MGM MIRAGE (the “Company”), and as an officer and employee. Mr. Jacobs had been serving as the Company’s President Corporate Strategy, General Counsel and Secretary.
(e) Mr. Jacobs and the Company entered into a Resignation Agreement, dated as of December 15, 2009 (the “Agreement”), pursuant to which he resigned his employment with the Company and all positions held on behalf of the Company, and also resigned as a director and officer, all effective December 15, 2009 (the “Separation Date”). Under the Agreement, Mr. Jacobs will receive his accrued and unpaid base salary through the Separation Date and also will be paid in cash over a period of approximately two and one-half years an aggregate of $3 million (or $2.7 million in the event he elects to revoke his waiver and release of rights under the Age Discrimination in Employment Act of 1967), less payroll deductions, as continuation of his base salary and in accordance with the Company’s normal payroll practices. He also will be entitled to exercise his vested but unexercised stock options and stock appreciation rights (“SARs”), if any, as of the Separation Date in accordance with their terms (all unvested options, SARs and equity-based awards are cancelled on the Separation Date). Mr. Jacobs retains his vested rights, if any, under the Company’s qualified 401(k) plan, but he is not entitled to any employer contributions except as required by law. The Company has agreed to transfer to him if he so chooses any currently maintained life insurance policy purchased by the Company on his behalf if such transfer is permissible and provided that such transfer would impose no additional cost on the Company. Except as provided in the Agreement, as of the Separation Date, Mr. Jacobs is not entitled to any compensation or employee or fringe benefits, including amounts under his employment agreement dated August 31, 2009, and the Company’s deferred compensation plans and supplemental executive retirement plans. Mr. Jacobs will continue to be indemnified by the Company to the same extent that he was entitled to indemnification prior to the Separation Date, and he will retain the benefit of the directors and officers liability insurance maintained by the Company. Under the Agreement, he provided a general release of claims against the Company, and the Company provided a limited release of certain claims against him. The Agreement also provides that restrictive covenants (e.g., Mr. Jacob’s agreement not to compete or solicit) included in his employment agreement survive the termination of the employment agreement and are incorporated into the Agreement.
     The foregoing is a brief description of the terms and conditions of the Agreement and the amounts payable thereunder. It does not purport to be complete.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: December 18, 2009	By:	/s/ John M. McManus
		Name:	John M. McManus
		Title:	Senior Vice President, Acting General Counsel & Secretary